Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts

Nuveen Performance Plus Municipal Fund,
Inc.
33-30997, 811-05809

We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August 22, 2007, under Conformed Submission
Type DEF 14A, accession number 0000950137-07- 012857.